UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 19, 2017

Sorrento Tech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

This Form 8-K/A Amendment No. 1 amends the Current Report on Form 8-K of Sorrento Tech, Inc. (the "Company"), filed on December 19, 2017, regarding the Company’s decision to voluntarily delist from NASDAQ. The sole purpose of the amendment is to add disclosure that, as previously disclosed in the Company’s Current Report on Form 8-K filed on September 29, 2017, the Company had received notice from NASDAQ that it failed to comply with Nasdaq Listing Rule 5450(b)(1)(C).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Sorrento Tech, Inc. (the “Company”) previously notified the NASDAQ Stock Market (“NASDAQ”) of its intent to delist its common stock (the “Stock”) from the NASDAQ Global Market.  On December 19, 2017, the Company filed with the Securities and Exchange Commission (the “SEC”) and NASDAQ a Form 25 relating to the delisting of the Stock.  The Company expects that the official delisting of the Stock will be effective ten days thereafter, on December 29, 2017.

The decision to delist from NASDAQ resulted from the Board of Directors’ review of numerous factors, particularly the previously announced plan to engage in a complete dissolution and liquidation, and the cost and feasibility of ongoing compliance with the NASDAQ listing requirements in light of the Company’s planned dissolution and liquidation.  In considering whether to delist from NASDAQ, the Company also considered that it had previously received a written notice from the Listing Qualifications department of The Nasdaq Stock Market (the "Notice") indicating that the Company is not in compliance with the requirement to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $5,000,000 as set forth in Nasdaq Listing Rule 5450(b)(1)(C) for continued listing on the Nasdaq Global Market. The Notice indicated that the Company would be provided 180 calendar days in which to regain compliance. If at any time during this compliance period the Company’s MVPHS closes at $5,000,000 or more for a minimum of ten consecutive business days, the Nasdaq Staff would provide the Company with a written confirmation of compliance and the matter will be closed. To date, the Company has not regained compliance with NASDAQ Listing Rule 5450(b)(1)(C).

 A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments. Forward-looking statements include, without limitation: statements regarding the delisting and proposed deregistration of the Company’s common stock and the dissolution and liquidation of the Company. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include, among others: the risks that are described from time to time in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016. This current report on Form 8-K speaks only as of its date, and the Company disclaims any duty to update the information herein.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Press release dated December 19, 2017 (previously filed).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sorrento Tech, Inc.

Dated: December 20, 2017	By:	/s/ Mary Duseau
Name: Mary Duseau
Title: Chief Executive Officer and President